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                                                                   EXHIBIT 23.9


[RYDER SCOTT COMPANY PETROLEUM ENGINEERS LETTERHEAD]



                        CONSENT OF PETROLEUM ENGINEERS



        As independent petroleum engineers, we hereby consent to the reference to our firm's name and to our firm's review of DEKALB Energy Company's proved oil and gas reserve quantities as of January 1, 1995 included in DEKALB's Annual Report on Form 10-K for the fiscal year ending December 31, 1994, and included in or incorporated by reference into APACHE CORPORATION's Registration Statement on Form S-4 (33-57321).



                                   /s/  RYDER SCOTT COMPANY PETROLEUM ENGINEERS
                                        RYDER SCOTT COMPANY PETROLEUM ENGINEERS



Houston, Texas

March 20, 1995